Exhibit 99.2

News Release	News Release

Magnum Hunter Resources Announces

New Record Throughput at Eureka Hunter

~316,500 MMBTU Per Day

Houston, TX — (Marketwire) — September 25, 2014 — Magnum Hunter Resources Corporation (NYSE: MHR) (NYSE MKT: MHR.PRC; MHR.PRD; and MHR.PRE) (the “Company” or “Magnum Hunter”) announced today that throughput volumes on Eureka Hunter’s gas gathering pipeline system located in West Virginia and Ohio have increased to approximately 316,500 MMBtu per day. Triad Hunter, LLC (“Triad”), a wholly-owned subsidiary of the Company, is producing approximately 35% of the volumes that are flowing through the Eureka Hunter Pipeline System. The Company anticipates Eureka Hunter to be flowing approximately 400,000 MMBtu per day of natural gas throughput volumes by year-end due to significant additional production additions from Triad and third-party producers that are tied into the system throughout this region.

Management Comments

Mr. Chris Akers, Chief Operating Officer of Eureka Hunter Pipeline, LLC, commented, “Our commitment to our customers through quality service and increased capacity has resulted in a record day of approximately 316,500 MMBtu of natural gas per day.  The Eureka Hunter Pipeline presently covers over 105 miles of both 20” and 16” pipe. We have three to four construction crews working at any given time supporting our aggressive expansion efforts. We are well positioned for continued significant growth throughout the Utica and Marcellus regions of West Virginia and Ohio.”

About Magnum Hunter Resources Corporation

Magnum Hunter Resources Corporation and subsidiaries are a Houston, Texas based independent exploration and production company engaged in the acquisition, development and production of crude oil, natural gas and natural gas liquids, primarily in the states of West Virginia, Ohio and North Dakota. The Company is presently active in three of the most prolific unconventional shale resource plays in North America, namely the Marcellus Shale, Utica Shale and Williston Basin/Bakken Shale.

Availability of Information on the Company’s Website

Magnum Hunter is providing a reminder that it makes available on its website (at www.magnumhunterresources.com) a variety of information for investors, analysts and the media, including the following:

•                  annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports as soon as reasonably practicable after the material is electronically filed with or furnished to the Securities and Exchange Commission;

•                  the most recent version of the Company’s Investor Presentation slide deck;

•                  announcements of conference calls, webcasts, investor conferences, speeches and other events at which Company executives may discuss the Company and its business and archives or transcripts of such events;

•                  press releases regarding annual and quarterly earnings, operational developments, legal developments and other matters; and

•                  corporate governance information, including the Company’s corporate governance guidelines, committee charters, code of conduct and other governance-related matters.

Magnum Hunter’s goal is to maintain its website as the authoritative portal through which visitors can easily access current information about the Company.  Over time, the Company intends for its website to become a primary channel for public dissemination of important information about the Company.  Investors, analysts, media and other interested persons are encouraged to visit the Company’s website frequently.

Certain information included on the Company’s website constitutes forward-looking statements and is subject to the qualifications under the heading “Forward-Looking Statements” below and in the Company’s Investor Presentation slide deck.

Forward-Looking Statements

This press release includes “forward-looking statements.” All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. Although Magnum Hunter believes that the expectations reflected in the forward-looking statements are reasonable, Magnum Hunter can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect operations, financial performance, and other factors as discussed in filings made by Magnum Hunter with the Securities and Exchange Commission (SEC). Among the factors that could cause results to differ materially are those risks discussed in the periodic reports filed by Magnum Hunter with the SEC, including Magnum Hunter’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, and its Quarterly Reports on Form 10-Q for the fiscal quarters ended after such fiscal year. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.” Forward-looking statements speak only as of the date of the document in which they are contained, and Magnum Hunter does not undertake any duty to update any forward-looking statements except as may be required by law.

Contact:

Cham King

AVP, Investor Relations

ir@magnumhunterresources.com

(832) 203-4560